                                                                     Exhibit 4.4

                         COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER OR PLEDGE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.


                                                       Void after April 26, 2001

                    GENESYS TELECOMMUNICATIONS LABORATORIES

               WARRANT TO PURCHASE 70,047 SHARES OF COMMON STOCK

                                ---------------

     THIS CERTIFIES THAT, for value received, Benchmark Capital Partners, L.P. (the "Holder") is entitled to subscribe for and purchase 70,047 shares (as adjusted pursuant to Section 3 hereof) of fully paid and nonassessable Common Stock (the "Shares") of Genesys Telecommunications Laboratories, a California corporation (the "Company"), at the price of $35.69 per share (the "Exercise Price") (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

     1.   Exercise; Payment.
          -----------------

          (a) Time of Exercise.  This Warrant shall become exercisable upon the
              ----------------
earlier to occur of:

               (i)     April 26, 1997, or

              (ii) the filing of an initial public offering of the Company's Common Stock pursuant to a registration statement in which the Company expects to receive aggregate proceeds of not less than $10,000,000 (an "IPO").

          (b)  Method of Exercise.
               ------------------

                 (i)  Cash Exercise.  The purchase rights represented by this
                      -------------
Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly
                                                                  ---------
executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

                (ii)  Net Issue Exercise.  In lieu of exercising this Warrant,
                      ------------------
the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:

               X = Y (A-B)
                   ------
                      A
Where       X   =     the number of Shares to be issued to the Holder.

            Y   =     the number of Shares purchasable under this Warrant.

            A   =     the fair market value of one share of the Company's
                      Common Stock.

            B   =     the Exercise Price (as adjusted to the date of such
                      calculation).


               (iii)  Fair Market Value.  For purposes of this Section
                      -----------------
1, the fair market value of the Company's Common Stock shall mean:

                   A. The closing ask price of the Company's Common Stock
quoted in the NASDAQ Over-the-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for
                                    -----------------------
the ten trading days prior to the date of determination of fair market value (provided, however, if this Warrant is exercised as of the closing of the IPO, the number of trading days shall be the actual number of days traded, if less than ten);

                   B. If the Company's Common Stock is not traded Over-The-Counter or on an exchange, the per share fair market value of the Common Stock shall be the fair market value price per share as determined in good faith by the Company's Board of Directors.

          (c) Stock Certificates.  In the event of any exercise of the rights
              ------------------
represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

     2.   Stock Fully Paid; Reservation of Shares.  All of the Shares issuable
          ---------------------------------------
upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.
During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     3.   Adjustment of Exercise Price and Number of Shares.  Subject to the
          -------------------------------------------------
provisions of Section 11 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification, Consolidation or Merger.  In case of any
              -----------------------------------------
reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation as the case may be, shall in connection with such transaction execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, sale of all or substantially all of the Company's assets or merger by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection
(a), subject to Section 11 hereof, shall similarly apply to successive reclassifications, changes, consolidations, mergers, transfers and the sale of all or substantially all of the Company's assets.

          (b) Stock Splits, Dividends and Combinations.  In the event that the
              ----------------------------------------
Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

     4.   Notice of Adjustments.  Whenever the number of Shares purchasable
          ---------------------
hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice by first class mail to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

     5.   Fractional Shares.  No fractional shares of Common Stock will be
          -----------------
issued in connection with any exercise hereunder. In lieu of such fractional shares the Company shall make a cash payment therefor based upon the Exercise Price then in effect.

     6.   Representations of the Company.  The Company represents that all
          ------------------------------
corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

     7.   Representations and Warranties by the Holder.  The Holder represents
          --------------------------------------------
and warrants to the Company as follows:

          (a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

          (b) The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

          (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

          (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

     8.   Restrictive Legend.
          ------------------

          The Shares issuable upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE INSTRUMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

     9.   Restrictions Upon Transfer and Removal of Legend.
          ------------------------------------------------

          (a) The Company need not register a transfer of Shares bearing the restrictive legend set forth in Section 8 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 8 hereof is satisfied.

          (b) Notwithstanding the provisions of paragraph (a) above, no opinion of counsel or "no-action" letter shall be necessary for a transfer without consideration by any holder (i) to an affiliate of the holder, (ii) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, (iii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder, or (iv) by gift, will or intestate succession of any individual holder to his spouse or siblings, or to the lineal descendants or ancestors of such holder or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original holder hereunder.

     10.  Rights of Shareholders.  No holder of this Warrant shall be entitled,
          ----------------------
as a Warrant holder, to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     11.  Expiration of Warrant.  This Warrant shall expire and shall no longer
          ---------------------
be exercisable upon the earlier to occur of:

          (a) 5:00 p.m., California local time, on April 26, 2001.

          (b) The closing of a merger or consolidation of the Company into a third party pursuant to which the Company's shareholders immediately prior to such merger or consolidation own less than fifty percent (50%) of the outstanding voting securities of the surviving entity;

          (c) The closing of a sale of all or substantially all of the assets of the Company; or

          (d)  The closing of an IPO.

     12.  Notices, Etc.  All notices and other communications from the Company
          ------------
to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder.

     13.  Governing Law, Headings.  This Warrant is being delivered in the State
          -----------------------
of California and shall be construed and enforced in accordance with and governed by the laws of such State. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof

     Issued this 26th day of April, 1996.

                                   GENESYS TELECOMMUNICATIONS
                                   LABORATORIES



                                   By: /s/ Gregory Shenkman
                                      -----------------------
                                      Gregory Shenkman
                                      Chief Executive Officer and President

                                   EXHIBIT A
                                   ---------

                              NOTICE OF EXERCISE
                              ------------------

TO:  GENESYS TELECOMMUNICATIONS LABORATORIES
     1100 Grundy Lane, Suite 125
     San Bruno, CA 94066
     Attention: President

     1. The undersigned hereby elects to purchase ______________________ shares of Common Stock of GENESYS TELECOMMUNICATIONS LABORATORIES pursuant to the terms of the attached Warrant.

     2.   Method of Exercise (Please mark the applicable blank):

          ____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

          ____ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 1 (b)(ii) of the Warrant.

     3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                        ------------------------------
                                    (Name)


                        ------------------------------

                        ------------------------------
                                   (Address)

     4. The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof. In support thereof, the undersigned hereby delivers an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit B.
                                       ---------


                                                 -------------------------------
                                                     (Signature)

                                          Title:
-----------------------                          -------------------------------
        (Date)

                                   EXHIBIT B
                                   ---------

                      INVESTMENT REPRESENTATION STATEMENT


PURCHASER    :   -----------------

SELLER       :   GENESYS TELECOMMUNICATIONS LABORATORIES

COMPANY      :   GENESYS TELECOMMUNICATIONS LABORATORIES

SECURITY     :   COMMON STOCK ISSUED UPON EXERCISE OF THE
                 STOCK PURCHASE WARRANT ISSUED ON April
                 26,1996

AMOUNT       :                    SHARES
                 -----------------

DATE         :   _________________


In connection with the purchase of the above-listed Securities, the Purchaser represents to the Seller and to the Company the following:

     (a) Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Purchaser is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

     (b) Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, Purchaser understands that the Company is under no obligation to register the Securities. In addition, Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

     (d) Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

     The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

     (e) Purchaser agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by the undersigned (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) Purchaser further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering.

     (f) Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                    PURCHASER

                                    By:
                                       ------------------------

                                    Title:
                                          ---------------------

                                    Date:
                                         ----------------------

                                      2.

                                   EXHIBIT C
                                   ---------

                               FORM OF TRANSFER
                 (To be signed only upon transfer of Warrant)



     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________ the right represented by the attached Warrant to purchase ______________________ * shares of Common Stock of GENESYS TELECOMMUNICATIONS LABORATORIES, to which the attached Warrant relates, and appoints ________________ Attorney to transfer such right on the books of GENESYS TELECOMMUNICATIONS LABORATORIES, with full power of substitution in the premises.

     Dated:
           -----------------


                              BENCHMARK CAPITAL PARTNERS, L.P.



                              By:
                                 --------------------------------------------
                              (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)



                                  -------------------------------------------
                                                  (Address)


Signed in the presence of:


---------------------------

___________________________

* Insert here the number of shares without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise.